SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                FEBRUARY 9, 2004


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                    0-13368                    37-1103704
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


                                 (217) 234-7454
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 5.  Other Events

     On February 9, 2004, the Registrant acquired, as treasury stock, a total of 100,000 shares of its outstanding common stock as follows: 25,000 shares from each of (1) Ms. Mary Lee Sparks of Albuquerque, New Mexico, (2) a trust under which Ms. Margaret L. Keon of Mill Valley, California serves as trustee, (3) Mr. Richard Anthony Lumpkin of Mattoon, Illinois, a Director of the Registrant and its wholly-owned subsidiary bank, First Mid-Illinois Bank & Trust, N.A., and (4) SKL Investment Group, LLC of which Ms. Keon, Ms. Sparks and Mr. Lumpkin are voting members.

     According to William S. Rowland, Chairman and CEO of the Registrant, the Board of Directors authorized the repurchase of these shares in privately negotiated transactions in accordance with an ongoing share repurchase program which began in 1998.

     Upon completion of the transactions described above, each of Mr. Richard A. Lumpkin, Ms. Sparks and Ms. Keon will remain shareholders of the Registrant.
















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST MID-ILLINOIS BANCSHARES, INC.


Dated:  February 9, 2004          By: /s/ Michael L. Taylor

                                      Michael L. Taylor
                                      Vice President and Chief Financial Officer